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                                                                    EXHIBIT 10.3



                             INTERIM PROMISSORY NOTE



                                                           Minnetonka, Minnesota
                                                                    July 5, 2001


         FOR VALUE RECEIVED, THE NIPMUC NATION, WHICH IS OR WILL BE A FEDERALLY RECOGNIZED INDIAN TRIBE ("MAKER"), promises to pay to the order of LAKES NIPMUC, LLC, A MINNESOTA LIMITED LIABILITY COMPANY ("LENDER"), in the United States of America, in immediately available funds, at such place as the holder hereof may from time to time designate, or in the absence of such designation, at the office of the Lender, 130 Cheshire Lane, Minnetonka, Minnesota 55305, the principal sum of the aggregate unpaid principal amount of all advances made to Maker pursuant to the Transition Loan as set forth IN the Gaming Development Agreement for Class III Gaming Facility dated July 5, 2001 between the parties (the "Development Agreement"), plus interest thereon from the date of such advances, in like money, in accordance with the following terms and provisions:

         1. Defined Terms. Capitalized terms used herein and not defined shall have the meanings given them in the Development Agreement.

         2. Advances. Each such advance of the Transition Loan as and when made pursuant to the terms of the Development Agreement (each an "Advance") shall bear interest at the Interest Rate, as described herein, from and including the date the proceeds of such Advance are advanced (such date the "Funding Date" of such Advance) through the date of payment.

         3. Repayment; Limited Recourse Obligations. The obligation of Maker to repay the funds advanced shall be a Limited Recourse obligation, as defined in the Development Agreement. Except as otherwise provided in the Development Agreement, repayment of principal and interest to be made as follows: in equal monthly installments fully amortized over a term of sixty (60) months commencing on the thirtieth (30th) day after the Commencement Date for Class III Gaming at the Facility (the "Maturity Date"), and if not earlier paid all amounts owing on this Note shall be due and payable in full on the Maturity Date. If the Lender shall extend any additional Advances after the occurrence of the Commencement Date, then the amount of monthly installments shall be adjusted so as to cause the outstanding principal amount of this Note to be fully amortized by the Maturity Date. The Maker shall have the right to prepay all or any part of this Interim Promissory Note at any time without penalty or premium provided any partial payment is at least $10,000 or an even multiple thereof, but any such prepayment shall be applied to the installments of principal due hereunder in the inverse order of maturity.




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         4. Interest Rate. The Interest Rate means, as to each Advance, an interest rate equal to the prime rate of Chase Manhattan Bank, N.A. (or any successor Bank), fixed as of the first business day of each calendar month, plus two percent (2%), per annum. Interest at the foregoing rate shall accrue and shall be payable as a Limited Recourse obligation as provided in the Development Agreement. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. It is intended that the rate of interest hereon shall never exceed the maximum rate, if any, which may be legally charged on the Transition Loan evidenced by this Note ("Maximum Rate"), and if the provisions for interest contained in this Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the lawfully exercised option of the Lender, returned to Maker.

         5. Record of Amounts Owed. Maker hereby authorizes Lender to record on its books all Advances made to the Maker and all payments of principal amounts and interest in respect of such Advances, which shall be presumptive evidence as to the outstanding principal amount of all Advances; provided, however, that the failure to make such notation with respect to any Advance or payments shall not limit or otherwise affect the obligations of Maker.

         6. Default; Acceleration. If any Event of Default occurs, then the outstanding principal amount of the Transition Loan, any interest accrued thereon from time to time, and any other sums then remaining unpaid hereunder, at the option of the holder hereof and without notice, shall become immediately due and payable and Lender may exercise any other rights and remedies provided by the Transaction Documents or applicable law. Failure to exercise any such option shall not constitute a waiver of the right to exercise the same at a later time or in the event of any subsequent default. The following shall constitute "Events of Default" for purposes of this Interim Promissory Note:

                  (a) Failure by Maker to make timely payments of any of the installments of principal and interest due hereunder, the Operating Note or the Facility Note, which is not cured within ten (10) days after written notice of such nonpayment is delivered to Maker unless such failure is due to Lender's default in making disbursements on behalf of the Enterprise as and when required under ss. 5.5 of the Management Agreement (as defined in the Development Agreement) and the failure is not caused by the lack of necessary Net Total Revenues, any act of the Debtor or by other circumstances beyond the control of Lender.

                  (b) The occurrence of any event of default under any credit facility, term loan or any other agreement entered into by Maker for the use of borrowed funds, with respect to which the creditor has recourse to assets of the Enterprise, and with respect to which (i) the creditor has accelerated the maturity of the indebtedness of Maker to such creditor, or (ii) the creditor has initiated action to collect such indebtedness; or



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                  (c) There shall have been filed or commenced against Maker an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or an action shall have been commenced to appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of Maker's property or for the winding up or liquidation of Maker's affairs and such action or proceeding shall not have been dismissed within sixty (60) days; or

                  (d) Maker shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or shall consent to the entry of an order for relief in an involuntary case under any such law; or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or of any substantial part of the Maker's property; or shall make any general assignment for the benefit of creditors; or shall take any action in furtherance of any of the foregoing or shall be insolvent; or

                  (e) Default by Maker in the performance by Maker of any of its covenants or commitments under the Development Agreement or any Transaction Document which default is not cured by Maker within thirty
         (30) days after written notice of default is delivered to Maker; provided, however, that if the nature of such default (but specifically excluding defaults curable by the payment of money) is such that it is not possible to cure such default within thirty (30) days, such 30-day period shall be extended for so long as the breaching party shall be using diligent efforts to effect a cure thereof.

         7. Security. This Interim Promissory Note shall be secured by the Dominion Account Agreement and the Security Agreement.

         8. Presentment Waiver. Maker and all endorsers, guarantors hereby waive to the fullest extent permitted by law presentment, demand, protest, notice of protest, notice of dishonor and notice of any other kind (except as specifically required herein) in connection with this Interim Promissory Note.

         9. Remedies Cumulative. The remedies of the Lender, as provided in this Interim Promissory Note and any other related documents, shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of the Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

         10. Business Purpose. MAKER DOES HEREBY ATTEST, CERTIFY, REPRESENT, WARRANT AND COVENANT THAT NO COLLATERAL SECURITY WITH RESPECT TO THE TRANSITION LOAN IS USED OR IS INTENDED TO BE USED BY MAKER AS A DWELLING OR AS A HOME AND THAT THE EXTENSION OF CREDIT AND PROCEEDS OF THIS TRANSACTION ARE SOLELY TO BE USED FOR COMMERCIAL AND BUSINESS




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PURPOSES, AND NOT FOR AGRICULTURAL, PERSONAL, CONSUMER, FAMILY OR HOUSEHOLD
PURPOSES, AND MAKER ACKNOWLEDGES THAT THIS ATTESTATION, CERTIFICATION, REPRESENTATION, WARRANTY AND COVENANT HAS BEEN RELIED UPON BY THE LENDER.

         11. Collection Expenses. Maker agrees to pay all costs and out-of-pocket expenses (including, but not limited to, reasonable attorneys' fees and expenses) incurred by Lender in connection with the collection or enforcement of this Interim Promissory Note.

         12. Applicable Law. This Note shall be construed in accordance with and governed by the internal laws and decisions of the Commonwealth of Massachusetts, without giving effect to its choice of law principles.

         13. Savings Clause. The parties hereto intend and believe that each provision of this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions of this Note is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Interim Promissory Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that it or they are legal, valid and enforceable, that the remainder of this Interim Promissory Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interest of Maker and holder hereof under the remainder of this Interim Promissory Note shall continue in full force and effect.

         14. Amendment. No modification, waiver, amendment, discharge or change of this Interim Promissory Note shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought.

         15. Time is Material. Time is hereby declared to be of the essence of this Interim Promissory Note and of every part hereof, and the time and schedule requirements set forth herein are material terms of this Interim Promissory Note.

         16. Successors and Assigns. This Interim Promissory Note shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and assigns. Any reference to the Lender shall be deemed to include and apply to every subsequent holder of this Interim Promissory Note.

         17. Notice. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in accordance with Section 5.2 of the Development Agreement.




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         18. Dispute Resolution/Limited Waiver of Sovereign Immunity. Maker and
Lender expressly agree that any dispute in connection with this Interim Promissory Note shall be subject to the dispute resolution procedures and the limited waiver of sovereign immunity contained in the Development Agreement and the Resolution of Limited Waiver attached thereto as Exhibit C.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]




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         IN WITNESS WHEREOF, Maker has caused this Interim Promissory Note to be executed under seal and delivered as of the date first above written.


                                       MAKER:

                                       THE NIPMUC NATION


                                       By: /s/ Lyle Berman
                                          --------------------------------------
                                           Name:  Lyle Berman
                                           Title: Chief Executive Officer


                                       ATTEST:

                                       By: /s/ Timothy J. Cope
                                          --------------------------------------
                                           Name:
                                           Title:






        [Signature page to Interim Promissory Note to Lakes Nipmuc, LLC]